Exhibit 10.5

Owl Rock Capital Advisors LLC

245 Park Avenue, 41st Floor

New York, NY 10167

June 8, 2018

Craig W. Packer

Owl Rock Capital Corporation II

245 Park Avenue, 41st Floor

New York, NY 10167

Re:	Partial Waiver of Advisory Fee

Dear Mr. Packer,

Reference is hereby made to the Investment Advisory Agreement (the “Investment Advisory Agreement”), dated February 6, 2017, by and between Owl Rock Capital Corporation II (the “Company”) and Owl Rock Capital Advisors LLC (the “Adviser”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Investment Advisory Agreement.

Beginning April 1, 2018 (the “Effective Date”), we hereby agree at all times prior to the date of the closing of a liquidity event (as such term is defined in the Registration Statement) (a “Liquidity Event”), to waive (A) any portion of the Management Fee that is in excess of 1.50% of the Company’s gross assets, excluding cash and cash-equivalents but including assets purchased with borrowed amounts at the end of the two most recently completed calendar quarters, calculated in accordance with the Investment Advisory Agreement, (B) any portion of the Incentive Fee on Income that is in excess of 17.5% of the Company’s Pre-Incentive Fee Net Investment Income which shall be calculated in accordance with the Investment Advisory Agreement but based on a Quarterly Preferred Return of 1.50% per quarter and an Upper Level Breakpoint of 1.818%, and (C) any portion of the Incentive Fee on Capital Gains that is in excess of 17.5% of the Company’s realized capital gains, if any, on a cumulative basis from inception through the end of such calendar year, net of all realized capital losses and unrealized capital depreciation on a cumulative basis, minus the aggregate amount of any previously paid Incentive Fee on Capital Gains as calculated in accordance with U.S. GAAP.

Any portion of the Management Fee, Incentive Fee on Income and Incentive Fee on Capital Gains waived shall not be subject to recoupment.

 For the avoidance of doubt, the purpose of the waivers described herein is to reduce aggregate fees payable to the Adviser by the Company, from and after the Effective Date and until the closing of a Liquidity Event.

Sincerely yours,

Owl Rock Capital Advisors LLC

By:
Name: Alan Kirshenbaum
Title: Chief Operating Officer

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